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                                                                    Exhibit 99.1

                    Certification of CEO and CFO Pursuant to
                            18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


       In connection with the Quarterly Report on Form 10-Q of The Warnaco Group, Inc. (the "Company") for the quarterly period ended April 6, 2002 as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), Antonio C. Alvarez II, as Chief Executive Officer of the Company, and James P. Fogarty, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. 'SS' 1350, as adopted pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, based upon a review of the Report, that, subject to the qualifications noted below:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for periods presented.

       In rendering this certification, we note the following qualifications:

       (1) The Report was not filed within 45 days after the end of the Company's first fiscal quarter as required by General Instruction A to Form 10-Q.

       (2) The SEC is currently conducting an investigation to determine whether there have been any violations of the Securities Exchange Act of 1934, as amended, in connection with the preparation and publication of various financial statements and other public statements of the Company. Any determination made by the SEC in this matter may affect information contained in the Report; therefore, the certifications set forth above are subject to, and qualified by, the results of the investigation.

       (3) Certain information in the Report relates to periods prior to the undersigned's affiliation with the Company. Antonio C. Alvarez II joined the Company on June 11, 2001 and was elected President and Chief Executive Officer of the Company on November 16, 2001. James P. Fogarty joined the Company as Senior Vice President Finance on June 11, 2001 and was elected Chief Financial Officer of the Company on December 20, 2001.


/s/ ANTONIO C. ALVAREZ II
-------------------------
Antonio C. Alvarez II
Chief Executive Officer
September 27, 2002


/s/ JAMES P. FOGARTY
--------------------
James P. Fogarty
Chief Financial Officer
September 27, 2002


       This certification accompanies the Report pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of 'SS' 18 of the Securities Exchange Act of 1934, as amended.